UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2007

BIDZ.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51257	95-4728109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3562 Eastham Drive
Culver City, California	90232
(Address of principal executive offices)	(Zip Code)

310-280-7373

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           As of August 16, 2007, David Zinberg, Chairman and Chief Executive Officer of Bidz.com, Inc. (“Bidz”), voluntarily reduced his annual salary to $1 per year.  Mr. Zinberg also adopted an individual pre-arranged stock trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended.  Sales under the plan are subject to certain prearranged minimum sale prices. Mr. Zinberg’s plan provides for sales of up to 30,000 shares each month commencing August 15, 2007 (360,000 shares in the aggregate during the plan term). The plan terminates on July, 31, 2008 and shares not sold in a particular month may be carried over and sold in successive months during the term.

A copy of Bidz’ press release discussing the salary decrease and Rule 10b5-1 plan is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Text of press release issued by Bidz.com, Inc. dated August 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2007	BIDZ.COM, INC.

	By:	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer